Exhibit 99.1

APPLIED ENERGETICS ANNOUNCES MANAGEMENT AND BOARD OF DIRECTOR CHANGES

TUCSON, Ariz.— April 1, 2009— Applied Energetics, Inc., (Nasdaq: AERG), today announced changes in its management.  Dana Marshall entered into a separation agreement with the company pursuant to which Mr. Marshall’s employment as President, CEO and Chairman of the Board and service as a director terminated.  In addition, Stephen McCahon resigned as Executive Vice President and entered into a consulting agreement with the company to provide business and technical services for an initial term of 12 months.

Brigadier General, U.S. Marine Corp. (USMC) (Ret.) James M. Feigley, a director of the company since June 2008, has been appointed to serve as the company’s non-executive Chairman of the Board of Directors, filling the role of lead independent director created by the resignation of General James A. McDivitt for personal reasons.  The company also announced that it entered into a consulting agreement with Mr. McDivitt for Mr. McDivitt to consult with the company for a period of up to one year.

James M. Feigley, 59, has served as President of Rock River Consulting, Inc. a defense consulting firm he founded in early May 2003 after retiring from the USMC. General Feigley served as Commander of the Marine Corps Systems Command from 1998 through 2002, where he was the executive authority on research, development, procurement, fielding and life cycle support for all Marine Corps ground combat, combat support and combat service support equipment, ordinance and systems. General Feigley served as Direct Reporting Program Manager-Advanced Amphibious Assault to the Assistant Secretary of the Navy, Research, Development and Acquisition Program from 1993 through 1998, during which time he was in charge of business planning, cost estimating, technical risk analyses and management, systems engineering and numerous other responsibilities. He served as Project Manager for the Headquarters, USMC and Naval Sea Systems Command from 1986 through 1993, where he managed all technology base projects for ‘Advanced Amphibious Assault Vehicle’ and wrote all technical, financial, cost, management, risk, planning and performance documentation. General Feigley also served as a member of the USMC from 1972 through 1986. He received a BS from the University of Wisconsin- Oshkosh in 1972 and graduated from the Army Logistics Management Center in 1982, the Marine Corps Command and Staff College in 1986 and the Defense Systems Management College in 1986. Mr. Feigley retired from the Marine Corps as a Brigadier General in 2002 and received many decorations and honors during his military career.

About Applied Energetics, Inc.

Applied Energetics, Inc., based in Tucson Ariz., specializes in development and manufacture of high performance lasers, high voltage electronics, advanced optical systems, and integrated guided energy systems for defense, aerospace, industrial, and scientific customers worldwide.  Applied Energetics pioneered the development of Laser Guided Energy (LGE®) technology, and related solutions for defense and security applications.  For more information about Applied Energetics, please visit www.appliedenergetics.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements contained in this News Release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to: the company’s ability to attract and retain a principal executive officer; the dependence on sales of a limited number of products and the uncertainty of the timing and magnitude of government funding and orders, dependence on sales to government customers; the uncertainty of patent protection; the uncertainty of strategic alliances; the uncertainty of management tenure; the impact of third-party suppliers' manufacturing constraints or difficulties; management's ability to achieve business performance objectives, market acceptance of, and demand for, the company's products, and resulting revenues; development and testing of technology and products; manufacturing capabilities; impact of competitive products and pricing ;the ability to retain key personnel; litigation and other risks detailed in the company's filings with the Securities and Exchange Commission. The words "looking forward," "believe," "demonstrate," "intend," "expect," "contemplate," "estimate," "anticipate," "likely" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Applied Energetics undertakes no obligation to update any forward-looking statements contained in this news release.

Contact:

Kevin McGrath
Cameron Associates
212.245.4577
Kevin@cameronassoc.com